TELEDIGIT, INC.
FINANCIAL STATEMENTS
for the years ended December 31, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

Teledigit, Inc.

We have audited the accompanying balance sheets of Teledigit, Inc. as of December 31, 2007 and 2006, and the related statements of operations, owners’ equity and cash flows for each of the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teledigit, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

In connection with the audits of the financial statements, we audited the Supplementary Schedule I. In our opinion, the supplementary schedule, when considered in relation to the financial statements taken as a whole, presents fairly, in all material respects, the information stated herein.

Gruber & Company, LLC
Lake Saint Louis, Missouri

May 1, 2008

TELEDIGIT, INC.
___________________________

TELEDIGIT, INC .
BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Cash	$22,463	$7,253
Accounts receivable	202,451	241,467
Inventory	62,370	53,571
Other current assets	1,690	1,690
Total current assets	288,974	303,981
Fixed assets, net of depreciation	134,018	139,174
Other assets	680	680
Total assets	$423,672	$443,835
LIABILITIES & OWNERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$20,950	$55,683
Bank credit Line	56,000	39,902
Total current liabilities	76,950	95,585
Long term notes payable, net	53,504	67,050
Total long term liabilities	53,504	67,050
Total liabilities	130,454	162,635
OWNERS' EQUITY
Owners' distributions	(249,026)	(220,489)
Retained earnings	542,244	501,689
Total owners' equity	293,218	281,200
Total liabilities and owners' equity	$423,672	$443,835

The accompanying notes are an integral part of these financial statements

TELEDIGIT, INC .
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2007	2006
Retail sales	$1,741,141	$1,495,497
Cost of sales	520,630	489,682
Gross profit	1,220,511	1,005,815
Operating expenses:
Selling, general and administrative (See schedule I for details)	1,124,061	1,012,523
Depreciation and amortization	46,436	17,545
Total operating expenses	1,170,497	1,030,068
Operating Income (loss)	50,014	(24,253)
Other income (expense):
Interest income	6	3
Interest expense	(9,465)	(5,257)
Loss on vehicle due to accident	-	(3,516)
Other income (expense)	-	134
Total other income (expense)	(9,459)	(8,636)
Net income (loss)	$40,555	$(32,889)

The accompanying notes are an integral part of these financial statements

TELEDIGIT, INC.
STATEMENTS OF OWNERS' EQUITY

	Owner's	Retained
	Distributions	Earnings	Total

Balance, December 31, 2005	$(183,652)	$534,578	$350,926
2006
Owner Distributions	(36,837)		(36,837)
Net income (loss)		(32,889)	(32,889)

Balance, December 31, 2006	(220,489)	501,689	$281,200

2007
Owner Distributions	(28,537)		(28,537)
Net income (loss)		40,555	40,555

Balance, December 31, 2007	$(249,026)	$542,244	$293,218

The accompanying notes are an integral part of these financial statements

TELEDIGIT, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) from continuing operations	$40,555	$(32,889)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,436	17,545
Loss on disposal of fixed assets	-	3,516
Changes in assets and liabilities:
Accounts receivable	39,016	22,268
Inventory	(8,799)	(4,440)
Employee Advances	-	(600)
Accounts payable and accrued expenses	(30,635)	42,653
Net cash used in operating activities	86,573	48,053

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from insurance company on loss of vehicle	-	334
Purchases of fixed assets	(41,280)	(46,791)
Net cash used in investing activities	(41,280)	(46,457)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	70,000	46,000
Repayments of notes payable	(71,546)	(16,843)
Owner Distributions	(28,537)	(36,837)
Net cash provided by financing activities	(30,083)	(7,680)

Cash and cash equivalents:
Increase (decreae) in cash	15,210	(6,084)
CASH, beginning of period	7,253	13,337
CASH, end of period	$22,463	$7,253

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$5,517	$4,355

Non-cash financing and investing activities:
Issuance of Note for Purchase of Vehicles		$75,477
Payment of note by Insurance company on loss of vehicle		$14,630

The accompanying notes are an integral part of these financial statements

TELEDIGIT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND COMPANY BACKGROUND

Teledigit, Inc. is a locally owned and operated Data and Telecommunications Integrator. Our priority is customer service and technology excellence, and Teledigit, Inc. is known for being aggressive in engineering and new technologies and being support driven for our customers. Our mission is to provide world class business technology and support solutions to our customers so they can achieve a competitive edge. Established in 1995, Teledigit, Inc. is based in Portland, Oregon, serving the majority of our customers in the west coast area but have a few national contracts that cover the entire United States. Teledigit, Inc. believes in building long lasting, honest relationships with their customers. We stand behind our customers, and our craftsmanship and service, helping our customers find the appropriate solution for all their Voice, Data, Wireless, and Structured cabling needs.

Teledigit, Inc. offers expert design and integration services for Voice and Data infrastructures. Our Voice and Data engineers have years of experience with leading industry manufactures like Nortel, Vertical/Comdial Communications, Bay Networks, Cisco, 3COM, Adtran, Ericsson, Proxim, Microsoft, Motorola, Barracuda Networks, Linksys and many more. This experience allows us to provide our customers with up to date state of the art design and complete project management.

Teledigit, Inc. is fluent in the following areas of Voice and Data technologies:

•	VoIP, TDM, and Hybrid voice functionality and networking

•	10G, Switched Gigabit, Wireless voice, and multi-protocol networking

•	Computer/Telephony integration for call centers or Database backends.

•	Converged multimedia applications such as contact centers, desktop conferencing.

•	LAN / WAN design and network planning

•	Data network support and desktop support

•	VoIP network support and integration.

•	VPN and Branch office data deployment.

•	Wireless LAN survey and installation support and deployment

•	Outdoor Wireless/Microwave data integration and service. (Unlicensed & FCC Licensed)

•	Remote network support and management

•	CCTV and IP Video surveillance network design, installation and support

•	Cat5e and Cat6 Copper networking cabling installation

•	Single-Mode and Multi-Mode Fiber Optic Cabling installation and support.

•	CATV Distribution Design, Service and Installation

•	Data and Telecommunication room design and installation

Customers want their equipment installed correctly and efficiently the first time. Teledigit technicians have the highest standards and technical knowledge that only comes with years of experience. And because Teledigit technicians are Manufacture and industry certified, the customer will receive the highest level of support, and receive the highest quality job and value. Customers will be certain that their systems will be installed and supported meticulously, allowing for easier maintenance and upgrades in the future.

TELEDIGIT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND COMPANY BACKGROUND (CONTINUTED)

Teledigit, Inc.’s Certified Low Voltage Electricians can handle all your voice and data structured cabling needs. Whether the customer needs Cat5e, Cat6, CATV, or Fiber Optics; inside plant or outside plant, our technicians have the experience to install and project manage your entire communication infrastructure needs. With in-house structured cabling project managers, we can help you design and install your Data, Server and Telecommunications room to fit the customer’s specific needs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES
In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statements of operations. Actual results could differ from those estimates.

FISCAL YEAR
The Company’s fiscal year ends December 31.

CASH AND CASH EQUIVALENTS
For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS
Bad debt expense is recognized based on management’s estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts.

INVENTORIES
Inventories are stated at the lower of cost (principally standard cost which approximates actual cost on a first-in, first-out basis) or market value. Adjustments for potentially excess and obsolete inventory are made based on management’s analysis of inventory levels and future sales forecasts. Once the value is adjusted, the original cost of the Company’s inventory less the related inventory write-down represents the new cost basis of such products. Reversal of these write downs is recognized only when the related inventory has been scrapped or sold. The Company’s inventory consists primarily of telecommunication equipment.

PROPERTY AND EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of three to ten years. Leasehold improvements are being depreciated over the term of the lease, excluding option periods. When assets are disposed of, the cost and accumulated depreciation (net book value of the assets) are eliminated and any resultant gain or loss reflected accordingly. Upgrades and improvements are capitalized over their estimated useful lives whereas repairs and maintenance expenditures on the assets are charged to expense as incurred. Please see Note 4 for further detail.

TELEDIGIT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS
In accordance with Statement of Financial Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. The Company recognized $3,516 (net of accumulated depreciation of $815 and insurance coverage of $14,964) as a loss from the write-down of the totaled vehicle as a result of a car accident in October of 2006. The Company's management does not believe that any other of the Company's long-lived assets were impaired as of December 31, 2007 and 2006.

INCOME TAXES
The Company is an S-Corporation under the Internal Revenue Code. An S-Corporation is generally not subject to federal income tax except for tax on excess passive net income. “Taxable Income" is distributed to its shareholders. The company does not have any net income from passive activities and accordingly, no provision for federal income taxes is required. The Company may be subject to state taxes in certain jurisdictions.

REVENUE RECOGNITION
The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. This typically occurs when the services have been performed.

The Company’s revenues are derived primarily from the servicing, installation, and sales of telecommunication products with the majority of the business over the west coast and the Portland, metropolitan area but ranging all over the United States. Revenues increased approximately 16% in fiscal year 2007 compared to fiscal year 2006 primarily due to the hiring and training of additional employees in an effort to expand the business. Management believes that revenues and earnings will increase as the Company grows and expand the business and the marketing of products and services. However, there can be no assurance as to the Company’s ability to sustain its historical operating margins.

NOTE 3 – CURRENT ASSETS

Other current assets consist of employee advances.

TELEDIGIT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property and equipment and leasehold improvements consist of the following:

	2007	2006
Computer, Software & Equipment	$22,740	$13,100
Furniture & Equipment	30,877	10,470
Vehicles	139,965	139,965
Total office equipment, furniture, and fixtures	$193,582	$163,535
Leasehold Improvements	22,655	11,422
Accumulated Depreciation	(82,218)	(35,782)
Total	$134,019	$139,175

In October of 2006 the Company suffered a loss of a vehicle due to a car accident. As a result the Company wrote off $3,516 of the Vehicle, net of $815 of accumulated depreciation and $14,964 in insurance proceeds as a loss due to car accident. The insurance company used part of the $14,964 to settle the outstanding $14,630 loan on the vehicle and the balance was cash received by the company in the amount of $334.

N0TE 5 - LEASES

At year end, the Company was leasing a space in Oregon City, Oregon. The Company moved to these premises in Oregon City in July 2004. The monthly rent was $815 for the 1,200 sq. feet space. The lease expired July 31, 2005 however the Company signed a new lease in November 2006 for the existing space and the 1,200 sq. feet space next door. The monthly rent was $1,630 for the combined 2,400 sq. feet space. The lease expired in December 2007. The company paid a $680 security deposit when it first leased the premises in 2004 shown on the Balance Sheet under “Other assets.” The Company is currently leasing the space on a month to month basis with the option to vacate the premises with 60 days written notice. The Company does not have any immediate plans to vacate the premises.

NOTE 6 - BANK CREDIT LINE

The Company has maintained a line of credit with Wells Fargo Bank that provides for borrowings up to $100,000 at a variable interest rate of prime plus 1%. At December 31, 2007 and 2006 the interest expense on the line of credit was $3,948 and $902, respectively. During FY2006, the Company drew $46,000 against the LOC and subsequently repaid $7,000, leaving a balance of $39,902 principal and interest at December 31, 2006. During FY2007, the Company drew $70,000 against the LOC and subsequently repaid $58,000, leaving a balance of $56,000 principal and interest at December 31, 2007.

	2007	2006

Total Outstanding Balance	$56,000	$39,902

TELEDIGIT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 - NOTES PAYABLE

The Note payable-Other at December 31, 2006 and 2007 consist of the following:

	2007	2006
On May 15, 2006 the Company borrowed $16,803 to purchase vehicle from Ford Credit; 5 year term; 9.99% interest; monthly payment of $358	$12,398	$15,294

On May 19, 2006 the Company borrowed $23,980 to purchase vehicle from Ford Credit; 5 year term; 9.99% interest; monthly payment of $509	17,618	21,709

On June 29, 2006 the Company borrowed $18,699 to purchase vehicle from Ford Credit; 5 year term; 9.99% interest; monthly payment of $398.80	14,356	17,525

On September 30, 2006 the Company borrowed $20,018 to purchase vehicle from Unitus; 6 year term; 4.49% interest; monthly payment of $318	9,132	12,522

On May 28, 2006 the Company borrowed $15,995 to purchase a vehicle from Ford Credit; 5 year term; 9.99% interest; monthly payment of $341	N/A	0

Total Notes Payable	$53,504	$67,050

** During October 2006, the vehicle was totaled and insurance paid off the remaining balance on the loan. See Note 4 for Details.

NOTE 8 - CONCENTRATIONS

Major Customers
The Company’s business is driven by many small businesses throughout the west coast. Teledigit has a few large customers, none of which consist of more than 15% of the overall revenue of the company. Therefore the Company’s revenue does not rely heavily on any major company contract that could adversely affect their business significantly in a negative fashion.

Major Suppliers
The Company has a few major suppliers all of which are large national and international companies.. Examples of these major suppliers are Nortel, Comdial, and Graybar. Each of these companies are well funded and at this time we have no indication that the Company will have any problems getting adequate supplies from any of these suppliers. There are also alternative sources that could be used if necessary to get supplies.

TELEDIGIT, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 - OTHER MATERIAL EVENTS

On December 10, 2007, the shareholders of the Company signed a Letter of Intent with NW Tech Capital, Inc. F.K.A. Cybertel Capital Corporation, a publicly traded OTCBB company (“NWTT”), in which the shareholders shall transfer a minimum of 80% and up to 100% of their shares of stock in the Company (representing not less than 80% of the issued and outstanding shares of common stock in the Company) to NWTT. This transaction is estimated to be completed no later than July 31, 2008 at which time the Company will become a wholly owned subsidiary of NWTT. As part of the agreement, on or about February 28, 2008, NWTT will begin make monthly investment payments of $15,000 for the expansion of the Company until the closing of this agreement.

NOTE 10 - SUBSEQUENT EVENTS

In January 2008, the Company changed from an S-Corp to a C-Corp.

On January 29, 2008 the Company entered into a definitive agreement with NW Tech Capital to sell 100% of the Company’s stock for 800,000 Preferred “E” shares of NW Tech Capital stock. Each preferred share of stock converts into $1.00 worth of NW Tech Capitals common stock. These shares are to be distributed to the founders of the Company over the next 60 months.

TELEDIGIT, INC.
SUPPLEMENTARY SCHEDULE I
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Year Ended December 31,
	2007	2006
Salary	$552,482	$484,878
Officer Salary	167,370	165,170
Insurance	95,112	75,761
Automobile Expenses	60,374	44,239
Bad Debt	37,588	-
Professional fees	32,464	66,931
Travel	30,537	66,863
Telephone	24,965	25,267
Advertisement	23,643	22,016
Rent	21,190	12,965
Sales and payroll Taxes	17,005	10,369
Commissions	15,992	-
Meals and entertainment	14,447	11,549
Office supplies	12,641	7,302
Postage and delivery	4,612	4,425
Utilities	4,404	3,143
Contributions	3,489	1,839
Education and Training	3,011	2,595
Bank service charges	1,146	1,159
Licenses and permits	420	432
Uniforms	362	1,646
Dues and Subscriptions	289	220
Business gifts	286	834
Bonus	160	2,650
Repairs	72	270

Total selling, general and administrative	$1,124,061	$1,012,523